UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2010

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on September 25, 2010, TransDigm Group Incorporated entered into a definitive agreement (the “Agreement”) to purchase McKechnie Aerospace Holdings Inc. (“McKechnie”), a privately-owned supplier of innovative aerospace products, controlled by JLL Partners, for a total purchase price on a cash free, debt free basis of approximately $1.27 billion in cash. McKechnie consists of seven major operating units located in the U.S. and Europe that primarily sell to the worldwide commercial aerospace markets.

The Agreement is attached to this Report as Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

2.1	Stock Purchase Agreement dated September 25, 2010 among McKechnie Holdings LLC, TransDigm, Inc. and TransDigm Group, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: September 28, 2010

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement dated September 25, 2010 among McKechnie Holdings LLC, TransDigm, Inc. and TransDigm Group, Incorporated.